                                                                     EXHIBIT 4.6

                                                                  Execution Copy

                            IMPERIAL SUGAR COMPANY



                                      AND



                             THE BANK OF NEW YORK,
                                 Warrant Agent



                            -----------------------



                               WARRANT AGREEMENT



                          Dated as of August 28, 2001

                               TABLE OF CONTENTS


                                                                                                                    PAGE
SECTION 1. APPOINTMENT OF WARRANT AGENT.........................................................................     1
SECTION 2. WARRANT CERTIFICATES.................................................................................     1
SECTION 3. EXECUTION AND COUNTERSIGNATURE OF WARRANT CERTIFICATES...............................................     2
SECTION 4. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES........................................................     2
SECTION 6. DURATION AND EXERCISE OF WARRANTS; REDEMPTION OF WARRANTS; EXERCISE PRICE;
            RIGHT OF WARRANT HOLDERS............................................................................     4
SECTION 7. OPTIONAL REDUCTION OF EXERCISE PRICE.................................................................     5
SECTION 8. PAYMENT OF TAXES.....................................................................................     6
SECTION 9. MUTILATED OR MISSING WARRANT CERTIFICATES............................................................     6
SECTION 10. RESERVATION OF SHARES...............................................................................     6
SECTION 11. OBTAINING OF GOVERNMENTAL APPROVALS AND STOCK EXCHANGE LISTINGS.....................................     7
SECTION 12. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES PURCHASABLE...............................     7
SECTION 13. FRACTIONAL SHARES...................................................................................    10
SECTION 14. NOTICES TO WARRANT HOLDERS..........................................................................    11
SECTION 15. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT............................................    12
SECTION 16. WARRANT AGENT.......................................................................................    12
SECTION 17. CHANGE OF WARRANT AGENT.............................................................................    14
SECTION 18. ISSUANCE OF NEW WARRANT CERTIFICATES................................................................    15
SECTION 19. NOTICES TO COMPANY AND WARRANT AGENT................................................................    15
SECTION 20. IDENTITY OF TRANSFER AGENT..........................................................................    16
SECTION 21. SUPPLEMENTS AND AMENDMENTS..........................................................................    16
SECTION 22. SUCCESSORS..........................................................................................    16
SECTION 23. TERMINATION.........................................................................................    16
SECTION 24. GOVERNING LAW.......................................................................................    16
SECTION 25. BENEFITS OF THIS AGREEMENT..........................................................................    17
SECTION 26. COUNTERPARTS........................................................................................    17

EXHIBIT A.     Form of Warrant Certificate

                               WARRANT AGREEMENT

     This WARRANT AGREEMENT (this "Agreement") is made and dated as of August 28, 2001, between Imperial Sugar Company, a Texas corporation (the "Company") and The Bank of New York, a New York Trust Company (the "Warrant Agent").

     WHEREAS, the Company proposes to effect a plan of reorganization pursuant to chapter 11 of the Bankruptcy Code (the "Plan") whereby, among other things, each issued and outstanding share of Common Stock, without par value, of the Company (the "Old Common Shares"), is to be cancelled and replaced with (i)
 .00617048405 of a share of newly issued Common Stock, without par value, of the Company (the "Common Shares") and (ii) .03428046355 of a warrant (the "Warrants"), each Warrant entitling the holder thereof to purchase one Common Share of the Company, subject to the terms and conditions contained therein and in this Agreement (the Common Shares issuable upon exercise of the Warrants in accordance with this Agreement being referred to herein as the "Warrant Shares");

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance of certificates evidencing the Warrants (the "Warrant Certificates") and other matters as provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

     SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment. So long as any of the Warrant Certificates are outstanding, there may be an authenticating agent appointed by the Warrant Agent which shall be authorized to act on behalf of the Warrant Agent to countersign Warrant Certificates issued upon exchange and register of transfer thereof, and Warrant Certificates so countersigned shall be entitled to the benefits of this Warrant Agreement and shall be valid for all purposes as if countersigned by the Warrant Agent hereunder. Whenever reference is made in this Warrant Agreement to the countersignature of the Warrant Agent, such reference shall be deemed to include countersignature on behalf of the Warrant Agent by such agent. The agent appointed hereunder shall be entitled to the same rights, privileges and indemnities as the Warrant Agent under Section 16 and shall satisfy such requirements as are applicable to a successor to the Warrant Agent under Section
17. The Warrant Agent shall be the authenticating agent.

     SECTION 2. WARRANT CERTIFICATES. The Warrants shall be evidenced by Warrant Certificates. The text of each Warrant Certificate (and the Forms of Exercise and Assignment to be set forth on the reverse thereof) shall be substantially in the form set forth in Exhibit A attached hereto and may have such
                      ---------
identification, designation and information thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation under such law or with any rule or regulation of the National Association of Securities Dealers, Inc. or any stock exchange on which the Warrants may be listed, or to conform to usage.

     SECTION 3. EXECUTION AND COUNTERSIGNATURE OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Managing Directors, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any such officer on any Warrant Certificate may be manual or facsimile. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals, or any of them, ceased to be such officers prior to the countersignature and delivery of such Warrant Certificate or were not such officers at the date of this Agreement.

     Each Warrant Certificate shall be countersigned by the manual signature of an authorized officer of the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent is hereby authorized to countersign Warrant Certificates for issuance pursuant to any provision of this Agreement.

     Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent.

     SECTION 4. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES. Following the execution of this Agreement, from time to time Warrant Certificates representing up to 1,111,111 Warrants (which amount may be increased to the extent necessary to accommodate the rounding up of Warrants under the Plan) shall be countersigned, issued and delivered by the Warrant Agent upon written order of the Company signed by its Chairman of the Board, its President, one of its Managing Directors, its Treasurer, its Secretary or one of its Assistant Secretaries.

     From time to time, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations to the Persons (as defined below) entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 9 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder for the number of Warrant Shares equal to the number of Warrants represented thereby, (ii) Warrant Certificates issued upon the partial exercise of any Warrant to evidence the portion of such Warrant not exercised and (iii) Warrant Certificates issued upon any transfer or exchange of Warrants.

     The Warrants will be separately transferable upon issuance.

     SECTION 5. REGISTRATION; TRANSFERS AND EXCHANGES. The Company shall maintain at a principal office of the Warrant Agent (currently located at 101 Barclay Street (22W), New York, New York 10286) a register for the registration of the Warrant Certificates and of their transfer from time to time (the "Warrant Register").

     The Company and the Warrant Agent may deem and treat the registered holder of each Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof, any distribution to the holder thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     Each Warrant Certificate shall be transferable, in whole or in part, on the Warrant Register, upon surrender of the Warrant Certificate to the Company at the principal office of the Warrant Agent designated above, or at another office or agency to be maintained by the Company, together with a written assignment of the Warrant Certificate on the Form of Assignment set forth on the reverse thereof or in other form satisfactory to the Warrant Agent, duly executed by the registered holder thereof or its duly appointed legal representative, and together with funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment, shall be issued and delivered. If less than all of the Warrant Certificate is being transferred, a new Warrant Certificate or Certificates shall be issued for the portion of the Warrant Certificate not being transferred. The Warrant Certificate surrendered shall be cancelled by the Warrant Agent.

     A Warrant Certificate may be divided or combined with other Warrant Certificates upon surrender thereof to the Company at the principal office of the Warrant Agent as set forth above, or at another office or agency to be maintained by the Company, together with (i) a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the registered holder thereof or his duly appointed legal representative, and (ii) the funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice. The Warrant Certificate surrendered shall be cancelled by the Warrant Agent.

     The Company may require payment of a sum sufficient to cover such reasonable charges (including, without limitation, any tax or other governmental charge that may be imposed and the fees and expenses of the Warrant Agent) as the Company or the Warrant Agent may prescribe in connection with any exchange or registration of transfer of Warrant Certificates.

     Warrant Certificates cancelled by the Warrant Agent pursuant to any provision of this Agreement shall be returned to the Company.

     The Warrant Agent shall keep copies of this Agreement and any amendments hereto and notices given or received hereunder available for inspection by the Warrant holders during normal business hours at its principal office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

     The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the numbers of Warrants delivered to it in accordance with the terms and conditions of this Agreement and the Warrant Certificates,
(ii) the instructions of each Warrant holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Shares or other cash or property to which such Warrant holder is entitled upon such delivery,
(iii) the delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such delivery, and (iv) such other information as the Company shall reasonably request.

    SECTION 6. DURATION AND EXERCISE OF WARRANTS; EXERCISE PRICE; RIGHT OF WARRANT HOLDERS.

     (a) The Warrants may be exercised on any business day after the Effective Date of the Company's Second Amended Joint Plan of Reorganization (the "Effective Date") and terminating at 5:00 p.m., Central time seven years after the Effective Date of the Plan (as defined therein), or if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day (such date of expiration being hereinafter referred to as the "Expiration Date"). The Expiration Date may be extended by the Company in its sole discretion from time to time by a notice given to the Warrant Agent and mailed to the registered holders of the Warrant Certificates as provided in Section 14. After 5:00 p.m., Central time on the Expiration Date, unexercised Warrants will become wholly void and of no value.

     (b) Subject to the provisions of this Agreement, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder on the terms and subject to the conditions hereof) one fully paid and nonassessable Warrant Share at the exercise price in effect hereunder at such time (the "Exercise Price"), upon surrender to the Company at the principal office of the Warrant Agent of the Warrant Certificate evidencing such Warrant, with the Form of Exercise on the reverse thereof duly filled in and signed, and upon payment of the Exercise Price and any applicable taxes pursuant to Section 8 in lawful money of the United States of America by certified or official bank check payable to the order of the Company. The Exercise Price shall equal the aggregate Allowed Amount of Class 5A and Class 5B Claims held by holders receiving New Common Stock under the Plan divided by 9,800,000; provided, however, that if at six (6) months after the Effective Date all Class 5A and Class 5B Claims receiving New Common Stock have not been finally Allowed, then the per share exercise price shall equal the total of the aggregate Allowed Amounts and aggregate Disputed Claim amounts of Class 5A and Class 5B Claims held by holders receiving New Common Stock under the Plan, divided by 9,800,000. The Exercise Price and the number of Warrant Shares purchasable upon exercise of a Warrant shall be subject to adjustment as provided in Section 12.

          Subject to Section 8, as soon as practicable after such surrender of a Warrant Certificate and payment of the Exercise Price in effect hereunder at such time, the Warrant Agent shall cause to be issued and shall deliver to the registered holder of such Warrant Certificate in such name or names as such registered holder may designate, a certificate for the Warrant Share or Warrant Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. Such certificate shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become the holder of record of such Warrant Share or Warrant Shares as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price and any applicable taxes as provided in this Agreement. If, on the date of surrender of such Warrant Certificate and payment of such Exercise Price, the transfer books for the Warrant Shares shall be closed, certificates for the Warrant Shares shall be issuable on the date on which such books shall next be open (whether before, on, or after the Expiration

Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares.

          The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or, from time to time, in part. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised, a new Warrant Certificate or Certificates shall be issued to the registered holder for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent.

          Notwithstanding any provision herein to the contrary, the Warrant Agent shall not be required to register shares in the name of any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or other entity or a government or other agency or political subdivision thereof (each, a "Person") who acquired a Warrant Certificate (or part thereof) or any Warrant or Warrant Shares otherwise than in accordance with such Warrant and this Agreement.

          The Warrant Agent shall deposit to the account of the Company all monies received by the Warrant Agent in payment of the Exercise Price of any Warrant. The Warrant Agent shall account promptly to the Company with respect to the exercise of Warrants.

     (c) No Warrant holder or its transferee, as such, shall be entitled to vote or to receive dividends or shall otherwise be deemed to be the holder of Common Shares for any purpose, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrant holder, as such, any of the rights of a stockholder of the Company or any right to vote upon or give or withhold consent to any action of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Shares, consolidation, merger, sale, lease, conveyance, or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for in this Agreement) or receive dividends or subscription rights, until (i) such Warrant Certificate and any other required documentation shall have been surrendered for exercise accompanied by full and proper payment of the Exercise Price, each as provided in this Agreement, and (ii) such Person shall have been deemed to have become a holder of record of such Warrant Shares pursuant to this Section 6. No holder of Warrants shall, upon the exercise of Warrants, be entitled to any dividends if the record date with respect to payment of such dividends shall be a date prior to the date such Warrant Shares are issued upon exercise of such Warrants.

     SECTION 7. OPTIONAL REDUCTION OF EXERCISE PRICE. The Company, in its sole discretion, without any obligation to do so, shall have the right, at any time, and from time to time, by action of a majority of the whole Board of Directors of the Company, to reduce the then-current Exercise Price to such amount (the "Reduced Exercise Price") and for such period or periods of time, which may be through the close of business on the Expiration Date (the "Reduced Exercise Price Period"), as may be deemed appropriate by the Board of Directors of the Company. Notice of any such Reduced Exercise Price and Reduced Exercise Price Period shall be given to the registered holders of Warrants in the manner provided in Section 14 and to the Warrant Agent in the manner provided in Section 19. After the termination of the Reduced Exercise Price Period, the Exercise Price shall be such Exercise Price which would have been in effect, as adjusted pursuant to Section 12, had there been no reduction in the Exercise Price pursuant to the provisions of this
Section 7. Any adjustment in the Exercise Price pursuant to Section 12 during the Reduced Exercise Price Period shall also be made in the Reduced Exercise Price in the manner specified in Section 12.

     SECTION 8. PAYMENT OF TAXES. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrant Certificates or the issuance of the Warrant Shares exercisable therefor; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of the Warrants after their initial issuance or with respect to the issuance of Warrant Shares in a name other than that of the registered holder of the Warrant Certificate upon exercise thereof, and the Company shall not be required to issue or deliver such certificates unless or until the Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 9. MUTILATED OR MISSING WARRANT CERTIFICATES. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, and in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     SECTION 10. RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares or its authorized and issued Common Shares held in its treasury, such number of Common Shares enabling it to satisfy any obligation to issue the maximum number of Warrant Shares deliverable upon the exercise of all outstanding Warrants.

     Before taking any action which would cause an adjustment pursuant to
Section 12 reducing the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     The Company covenants that all Warrant Shares which may be issued upon the exercise of Warrants will, upon issuance and payment therefor, be duly authorized, fully paid nonassessable and validly issued and, subject to Section 8, free from all taxes, liens, charges and security interests with respect to the issue thereof.

     The Warrant Agent is authorized to make requisition from time to time from a transfer agent for the Common Shares (including the Company if then acting as a transfer agent) stock certificates required to honor exercises of outstanding Warrants. The Company hereby authorizes its present and any future such transfer agent to comply with all such requests. The Company will supply such transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in
Section 13 of this Agreement.

     SECTION 11. OBTAINING STOCK EXCHANGE LISTINGS. The Company will use its commercially reasonable efforts to have each of the (i) Warrants and (ii) Warrant Shares quoted on any securities exchanges on which the then outstanding Common Shares are listed.

     SECTION 12. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES
PURCHASABLE.   The Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time as provided in this Section 12.

     (a) If, prior to the Expiration Date, the Company shall, at any time after the date of this Agreement, issue any Common Shares as a stock dividend to the holders of Common Shares, subdivide, combine or reclassify the outstanding Common Shares into a greater or lesser number of Common Shares (any such issuance, subdivision, combination or reclassification being herein called a "Change of Shares"), then, and thereafter upon any future Change of Shares, the Exercise Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying (x) the Exercise Price in effect immediately prior to the Change of Shares by (y) a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to the Change of Shares, and the denominator of which shall be the sum of the number of Common Shares outstanding immediately following the Change of Shares. Such adjustment shall be made successively whenever such an issuance is made.

     (b) If, prior to the Expiration Date, the Company shall, at any time after the date of this Agreement, issue rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 60 calendar days after the date of such issuance) to subscribe for or purchase Common Shares (or securities exchangeable for or convertible into Common Shares) at a price per Common Share (or having an exchange value or a conversion price per Common Share, if a security exchangeable for or convertible into Common Shares) less than the current market price per Common Share (as defined in Section 12(i)) on the record date set for such issuance, the Exercise Price to be in effect after such record date shall be determined by multiplying (x) the Exercise Price in effect immediately prior to such record date by (y) a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (or the aggregate initial exchange value or conversion price of the exchangeable or convertible securities so to be offered) would purchase at the current market price and the denominator of which shall be the number of Common Shares outstanding on the record date plus the number of additional Common Shares to be offered for subscription or purchase (or for which or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible); provided, however, that no adjustment shall be made if the Company grants the Warrant holder the right to receive, upon the exercise of the Warrants at any time after the issuance described in this paragraph (b), such rights, options or warrants that the Warrant holder would have been entitled to receive had the Warrants been exercised prior to the record date (but exercisable when issued to the holder). If such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of that consideration shall be as determined by the Board of Directors of the Company. The foregoing adjustment shall be made successively immediately following each such record date. If such rights, options or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made. On the termination of any right to convert or exchange securities convertible into Common Shares, the Exercise Price shall be immediately readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such rights, options or warrants been made upon the basis of the issuance or sale of only the number of Common Shares actually issued pursuant to such rights, options or warrants, but such subsequent adjustment shall not affect the number of shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made.

     (c) If, prior to the Expiration Date, the Company shall, at any time after the date of this Agreement, make a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing Person) of evidences of indebtedness, options, warrants, securities, cash or assets (other than a transaction to which paragraph (a) or (b) above applies), the Exercise Price to be in effect after the record date set for such distribution shall be determined by multiplying (x) the Exercise Price in effect immediately prior to such record date by (y) a fraction, the numerator of which shall be the then-current market price per Common Share on such record date less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the evidences of indebtedness, securities, cash or assets so distributed attributable to one Common Share, and the denominator of which shall be the then-current market price per Common Share on such record date; provided, however, that no adjustment shall be made if the Company grants the Warrant holder the right to receive, upon the exercise of the Warrants at any time after the distribution described in this paragraph (c), such evidences of indebtedness, options, warrants, securities, cash or assets that the Warrant holder would have been entitled to receive had the Warrants been exercised prior to the record date. The foregoing adjustment shall be made successively immediately following each such record date.

     (d) Upon each adjustment of the Exercise Price pursuant to this Section 12, the total number of Common Shares purchasable upon the exercise of each Warrant shall (subject to the provisions contained in paragraph (e) hereof) be such number of shares (calculated to the nearest hundredth) purchasable at the Exercise Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of that computations under this Section 12.

     (e) The Company may elect, upon any adjustment of the Exercise Price hereunder, to adjust the number of Warrants outstanding in lieu of the adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant as provided herein (the "Warrant Adjustment"). Following a Warrant Adjustment, each Warrant outstanding after such adjustment shall continue to represent the right to purchase one Common Share. Each Warrant held of record prior to such adjustment shall become that number of Warrants (calculated to the nearest hundredth) determined by multiplying the number one by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately following the Warrant Adjustment. Upon each Warrant Adjustment, the Company shall, as promptly as practicable, cause to be distributed to each registered holder of Warrant Certificates on the date of such Warrant Adjustment Warrant Certificates evidencing, subject to Section 13 hereof, the number of additional Warrants to which such holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such holder in substitution and replacement for the Warrant Certificates held by such holder prior to the date of the Warrant Adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such holder shall be entitled after such adjustment.

     (f) In any case in which this Section 12 shall require that any adjustment in the Exercise Price be made effective as of immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the holder of any Warrant exercised after that record date the Common Shares and other capital stock of the Company, if any, issuable upon the exercise over and above the Common Shares and other capital stock of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (g) In case of (i) any reclassification, capital reorganization or other change of outstanding Common Shares (other than a transaction to which paragraph
(a), (b) or (c) above applies), (ii) any consolidation, merger or other business combination of the Company with or into another Person (other than a consolidation or merger in which the Company is the continuing Person and which does not result in any reclassification, capital reorganization or other change of outstanding Common Shares), or (iii) any sale or conveyance to another Person of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction) (each, a "Change of Control Transaction"), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) such Warrant holder would have received upon such Change of Control Transaction if such Warrant holder had exercised its Warrant(s) immediately prior to the effective date of such Change of Control Transaction. If, after an adjustment pursuant to this Section 12, a holder of a Warrant may receive shares of two or more classes of capital stock of the Company upon exercise of such Warrant, the Board of Directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and Exercise Price of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Common Shares in this Agreement. Prior to or simultaneously with the consummation of any Change of Control Transaction, the successor Person (if other than the Company) shall enter into a supplemental Warrant Agreement including provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12.

     (h) For the purposes of adjustments required by paragraph (d) above, the Common Shares (or securities exchangeable for or convertible into Common Shares) which the holder of any rights, options, or warrants shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of sale, issuance or distribution of such securities and the consideration, if any, received by the Company therefor shall be deemed to be the consideration received by the Company for such securities, plus the consideration or premiums stated in such securities to be paid for the Common Shares (or securities exchangeable for or convertible into Common Shares) covered thereby.

     (i) For the purpose of any computation under paragraphs (b) or (c) above, the current market price per Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for 15 consecutive trading days commencing 20 trading days before such date. The closing price for each day shall be the last reported sale price regular way or, if no such sale takes place on such day, the average of the closing bid and asked prices regular way of a Common Share as reported (i) by the principal national securities exchange on which the Common Shares are then listed or admitted to trading, or (ii) if not then listed or admitted to trading, in the over-the-counter market as reported by Nasdaq National Market or any comparable system, or (iii) if not then listed, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose.

     (j) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (k) For the purpose of this Section 12, the term "Common Shares" or "Shares of Common Stock" shall mean (i) the class of stock designated as the Common Shares of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     SECTION 13. FRACTIONAL SHARES. The Company shall not be required to issue fractions of Warrant Shares upon exercise of the Warrants or to distribute Share Certificates which evidence fractional Warrant Shares. If a holder of Warrants exercises more than one Warrant at the same time, the Warrant Shares issuable shall be based on the total number of Warrants to be exercised at such time. In lieu of fractional Warrant Shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrants are exercised an amount in cash equal to the same fraction of the current market price of the Warrant Shares as determined pursuant to Section 12(i).

     SECTION 14. NOTICES TO WARRANT HOLDERS.

     (a) Except in the case of an adjustment pursuant to Section 7, whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price is adjusted as provided herein, the Company, within 20 days thereafter, shall (i) cause to be filed with the Warrant Agent a certificate of the Company signed by its Chairman of the Board, its President or one of its Vice Presidents setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price for such Warrant Shares after adjustment and setting forth in reasonable detail the method of calculation and the facts upon which the calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and
(ii) cause notice of such adjustment to be mailed by first-class mail, postage prepaid, to each registered holder of a Warrant Certificate at the address appearing on the Warrant Register. Where appropriate, such notice may be mailed in advance and included as a part of any notice required to be mailed under any other provision of this Section 14.

     (b) Upon the fixing of a date for redemption, as provided in Section 6, the establishing of the Exercise Date, as provided in Section 6, or the fixing of a Reduced Exercise Price and Reduced Exercise Price Period, as provided in
Section 7, the Company shall cause notice of such redemption or Reduced Exercise Price and Reduced Exercise Price Period, as the case may be, to be mailed by first-class mail, postage prepaid, to each registered holder of a Warrant Certificate at the address appearing on the Warrant Register.

     (c)  If at any time prior to the expiration of the Warrants:

          (i) the Company shall authorize the issuance to all holders of Common Shares of rights, options or warrants to subscribe for or purchase Common Shares or of any other subscription rights or warrants; or

          (ii) the Company shall authorize the distribution to all holders of Common Shares of evidences of indebtedness, securities, cash or assets; or

          (iii) the Board of Directors of the Company shall have approved of any consolidation or merger to which the Company is a party and for which approval by holders of Common Shares is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Shares (other than a change in par value, if any, or as a result of a subdivision or combination); or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (v) the Company proposes to take any other action which would require an adjustment of the Exercise Price pursuant to Section 12; then the Company shall cause to be filed with the Warrant Agent and shall cause notice of the proposed action and the record date for the determination of holders of Common Shares entitled to vote on such matter to be mailed to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant Register, at least 15 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to such record date, or promptly with respect to those events for which there is no record date, by first-class mail, postage prepaid, which notice shall state (i) the date as of which the holders of record of Common Shares to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give any notice required by this Section 14(c) or any defect therein shall not affect the legality or validity of the transaction to which it relates.

     SECTION 15. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17. If at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement and at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     If at any time the name of the Warrant Agent shall be changed and at such time the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name, and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

     SECTION 16. WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement, upon the following terms and conditions, all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

     (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it.

     (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

     (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by any of them hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     (d) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, President or a Vice President of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (e) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, President or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

     (f) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution and performance of this Agreement, to reimburse the Warrant Agent for expenses, taxes and other charges reasonably incurred by the Warrant Agent in the execution and performance of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities arising out of anything done or omitted by the Warrant Agent in the execution and performance of this Agreement except as a result of its gross negligence, willful misconduct or bad faith. The provisions of this Section 16(f) shall survive the expiration of the Warrants and the termination of this Agreement.

     (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity.

     (h) Except as otherwise required by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company, or for any other legal entity.

     (i) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provision hereof. The Warrant Agent shall be liable hereunder only for its own gross negligence or willful misconduct or actions or omissions taken in bad faith; provided, however, that the Warrant Agent shall not be liable for any indirect, special, punitive or consequential damages.

     (j) The Warrant Agent shall at no time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price, the number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at a time be issued or delivered upon the exercise of any Warrant or at the expiration of the period during which the Warrants are exercisable for any unexercised Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

     (k) The Warrant Agent may assume that any Warrant exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption. Warrant Agent shall not be responsible for failure by the Company's transfer agent to supply Common Shares.

     (l) The Warrant Agent shall not incur any liability hereunder if by reason of any act of God or war or other circumstances beyond its control, it, or its employees, officers or directors shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed or by reason of any nonperformance or delay, caused by any such act of God or war or other circumstances beyond its control.

     SECTION 17. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement after giving 30 days prior written notice to the Company. The Warrant Agent may be removed by the Company by like notice to the Warrant Agent. If the office of Warrant Agent becomes vacant by resignation, removal, incapacity to act, or otherwise, the Company shall appoint a successor to the Warrant Agent

(which may be the Company). If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity or resignation by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent whether appointed by the Company or by such a court shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or of a state of the United States of America, and must have at the time of its appointment as Warrant Agent a combined capital and surplus of at least $500,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. The Company shall cause notice of the appointment of any successor Warrant Agent to be mailed by first-class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing on the Warrant Register. Failure to give any notice provided for in this Section 17, or any defect therein, shall not, however, affect the legality or validity of the appointment of a successor Warrant Agent.

     SECTION 18. ISSUANCE OF NEW WARRANT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares of stock or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement.

     SECTION 19. NOTICES TO COMPANY AND WARRANT AGENT. Any notice pursuant to this Agreement to be given by the Warrant Agent or by the registered holder of any Warrant Certificate to the Company shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to the Company as follows:

               Imperial Sugar Company
               One Imperial Square
               8016 Highway 90-A
               Sugar Land, Texas 77478
               Attention: General Counsel

(or to such other address as the Company may have furnished in writing to the Warrant Agent for this purpose).

     Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to the Warrant Agent as follows:

               The Bank of New York
               101 Barclay Street (22W)
               New York, New York 10286
               Attention: Steven Myers
               Assistant Vice-President

(or to such other address as the Warrant Agent may have furnished in writing to the Company for this purpose).

     SECTION 20. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any subsequent transfer agent for Common Shares, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

     SECTION 21. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, to make any necessary changes as required by Sections 6, 7 or 12, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrant Certificates. The Warrants may otherwise be amended only if the Company has obtained the consent of the holders of Warrants representing a majority of Warrant Shares issuable upon exercise of all outstanding Warrants. Until an amendment becomes effective, such consent of any holder of a Warrant Certificate shall bind all subsequent holders thereof. Once such amendment becomes effective, it shall bind all holders of Warrant Certificates.

     SECTION 22. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 23. TERMINATION. This Agreement shall terminate at 5:00 p.m., Central time on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised or redeemed. The provisions of Section 16 shall survive such termination.

     SECTION 24. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law provisions, provided, however, that the rights and obligations of the Warrant Agent shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby waive the right to a jury trial in any action arising out of this Agreement. Any dispute arising out of this Agreement shall be litigated in the borough of Manhattan, New York City, New York, and the parties hereby submit to the jurisdiction of such courts and acknowledge that such courts are a convenient forum.

     SECTION 25. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

     SECTION 26. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              IMPERIAL SUGAR COMPANY


                              By: /s/ William F. Schwer
                                 -----------------------------------
                              Name:   William F. Schwer
                              Title:  Executive Vice-President


                              THE BANK OF NEW YORK,
                              as Warrant Agent


                              By: /s/ Steve Myers
                                 -----------------------------------
                              Name:   Steve Myers
                                   ---------------------------------
                              Title:  Assistant Vice President
                                    --------------------------------